Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Marathon Digital Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	457(c) and (h)	6,665,114	(2)	$25.76	(3)	$171,693,337	0.00014760	$25,341.94
Equity	Common Stock, par value $0.0001 per share	457 (h)	16,729	(4)	$9.24	(5)	$154,576	0.00014760	$22.82
Equity	Common Stock, par value $0.0001 per share	457 (h)	1,823,444	(4)	$9.61	(6)	$17,523,297	0.00014760	$2,586.44
Equity	Common Stock, par value $0.0001 per share	457 (h)	756,217	(4)	$15.51	(7)	$11,728,926	0.00014760	$1,731.19
Equity	Common Stock, par value $0.0001 per share	457 (h)	82,306	(4)	$14.65	(8)	$1,205,783	0.00014760	$177.97
Equity	Common Stock, par value $0.0001 per share	457 (h)	15,212	(4)	$28.11	(9)	$427,609	0.00014760	$63.12
Equity	Common Stock, par value $0.0001 per share	457 (h)	159,041	(4)	$22.93	(10)	$3,646,810	0.00014760	$538.27
Equity	Common Stock, par value $0.0001 per share	457 (h)	5,481,937	(4)	$17.73	(11)	$97,194,743	0.00014760	$14,345.94
Total Offering Amounts							$303,575,080	—	$44,808
Total Fee Offsets							—	—	—
Net Fee Due							—	—	$44,808

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Marathon Digital Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock that were added to the shares authorized for issuance under the 2018 Plan pursuant to an amendment to the 2018 Plan that was duly adopted and approved by the Registrant’s shareholders on November 10, 2023.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $25.76 per share, the average of the high ($27.00) and low ($24.52) prices of the Common Stock, as reported on the Nasdaq Capital Market on March 1, 2024, a date within five business days prior to the filing of this Registration Statement.
(4)	Represents shares of Common Stock issuable upon settlement of outstanding restricted stock units (“RSUs”) granted pursuant to the 2018 Plan.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $9.24 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on November 6, 2023, the date on which the RSUs were granted.
(6)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $9.61 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on November 10, 2023, the date on which the RSUs were granted.
(7)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $15.51 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on December 7, 2023, the date on which the RSUs were granted.
(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $14.65 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on December 11, 2023, the date on which the RSUs were granted.
(9)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $28.11 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on December 28, 2023, the date on which the RSUs were granted.
(10)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $22.93 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on December 31, 2023, the date on which the RSUs were granted.
(11)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $17.73 per share, the closing price of the Common Stock as reported on the Nasdaq Capital Market on January 31, 2024, the date on which the RSUs were granted.